                                                                      EX-99.B6AV
                                                          EXHIBIT 24(b)(6)(a)(v)


                DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.

                         INTERNATIONAL SMALL CAP SERIES

                             DISTRIBUTION AGREEMENT


         Distribution Agreement (the "Agreement") made as of this 21st day of July, 1997 by and between DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC., a Maryland corporation (the "Fund"), for the INTERNATIONAL SMALL CAP SERIES (the "Series"), and DELAWARE DISTRIBUTORS, L.P. (the "Distributor"), a Delaware limited partnership.

                                   WITNESSETH

         WHEREAS, the Fund is an investment company regulated by Federal and State regulatory bodies, and

         WHEREAS, the Distributor is engaged in the business of promoting the distribution of the securities of investment companies and, in connection therewith and acting solely as agent for such investment companies and not as principal, advertising, promoting, offering and selling their securities to the public, and

         WHEREAS, the Fund desires to enter into an agreement with the Distributor on behalf of the Series, pursuant to which the Distributor shall serve as the national distributor of the Series' International Small Cap Fund A Class ("Class A Shares"), International Small Cap Fund B Class ("Class B Shares"), International Small Cap Fund C Class ("Class C Shares"), and International Small Cap Fund Institutional Class ("Institutional Class Shares"), which Series and classes may do business under these or such other names as the Board of Directors may designate from time to time, on the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

          1 The Fund hereby engages the Distributor to promote the distribution of the Series' shares and, in connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell the Series' shares to the public.

          2.   (a)    The Distributor agrees to serve as distributor of the
                      Series' shares and, as agent for the Fund and not as principal, to advertise, promote and use its best efforts to sell the Series' shares wherever their sale is legal, either through dealers or otherwise, in such places and in such manner, not inconsistent with the law and the provisions of this Agreement and the Fund's Registration
                      Statement under the Securities Act of 1933, including the Prospectuses contained therein, and the Statement of Additional Information contained therein as may be mutually determined by the Fund and the Distributor from time to time.

               (b) For the Institutional Class Shares, the Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of that class of shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of that class of shares.

               (C) For its services as agent for the Class A Shares, Class B Shares, and Class C Shares, the Distributor shall be entitled to compensation on each sale or redemption, as appropriate, of shares of such classes equal to any front-end or deferred sales charge described in the Prospectus from time to time and may allow concessions to dealers in such amounts and on such terms as are therein set forth.

               (d) For the Class A Shares, Class B Shares, and Class C Shares, the Fund shall, in addition, compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Class A Shares, Class B Shares, and Class C Shares, respectively, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), copies of which as presently in force are attached hereto as, respectively, Exhibit "A," "B", and "C."

        3.     (a)    The Fund agrees to make available for sale by the Fund
                      through the Distributor all or such part of the authorized but unissued shares of the Series as the Distributor shall require from time to time, and except as provided in Paragraph 3(b) hereof, the Fund will not sell Series' shares other than through the efforts of the Distributor.

               (b) The Fund reserves the right from time to time (1) to sell and issue shares other than for cash; (2) to issue shares in exchange for substantially all of the assets of any corporation or trust, or in exchange of shares of any corporation or trust; (3) to pay stock dividends to its shareholders, or to pay dividends in cash or stock at the option of its stockholders, or to sell stock to existing stockholders to the extent of dividends payable from time to time in cash, or to split up or combine its outstanding shares of common stock; (4) to offer shares for cash to its stockholders as a whole, by the use of transferable rights or otherwise, and to sell and issue shares pursuant to such offers; and (5) to act as its own distributor in any jurisdiction in which the Distributor is not registered as a broker-dealer.

         4. The Fund warrants the following:

               (a) The Fund is, or will be, a properly registered investment company, and any and all Series' shares which it will sell through the Distributor are, or will be, properly registered with the Securities and Exchange Commission ("SEC").

               (b) The provisions of this Agreement do not violate the terms of any instrument by which the Fund is bound, nor do they violate any law or regulation of any body having jurisdiction over the Fund or its property.

          5. (a) The Fund will supply to the Distributor a conformed copy of the Registration Statement, all amendments thereto, all exhibits, and each Prospectus and Statement of Additional Information.

               (b) The Fund will register or qualify the Series' shares for sale in such states as is deemed desirable.

               (c)  The Fund, without expense to the Distributor:

                    (1) will give and continue to give such financial statements and other information as may be required by the SEC or the proper public bodies of the states in which the Series' shares may be qualified;

                    (2) from time to time, will furnish to the Distributor as soon as reasonably practicable true copies of its periodic reports to stockholders;

                    (3) will promptly advise the Distributor in person or by telephone or telegraph, and promptly confirm such advice in writing, (a) when any amendment or supplement to the Registration Statement becomes effective, (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectuses or for additional information, and (c) of the issuance by the SEC of any Stop Order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose;

                    (4) if at any time the SEC shall issue any Stop Order suspending the effectiveness of the Registration Statement, will make every reasonable effort to obtain the lifting of such order at the earliest possible moment;

                    (5) will from time to time, use its best effort to keep a sufficient supply of Series' shares authorized, any increases being subject to the approval of shareholders as may be required;

                    (6) before filing any further amendment to the Registration Statement or to any Prospectus, will furnish to the Distributor copies of the proposed amendment and will not, at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to any Prospectus of which the Distributor shall not previously have been advised or to which the Distributor shall reasonably object (based upon the accuracy or completeness thereof) in writing;

                    (7) will continue to make available to its stockholders (and forward copies to the Distributor) of such periodic, interim and any other reports as are now, or as hereafter may be, required by the provisions of the Investment Company Act of 1940; and

                    (8) will, for the purpose of computing the offering price of Series' shares, advise the Distributor within one hour after the close of the New York Stock Exchange (or as soon as practicable thereafter) on each business day upon which the New York Stock Exchange may be open of the net asset value per share of the Series' shares of common stock outstanding, determined in accordance with any applicable provisions of law and the provisions of the Articles of Incorporation, as amended, of the Fund as of the close of business on such business day. In the event that prices are to be calculated more than once daily, the Fund will promptly advise the Distributor of the time of each calculation and the price computed at each such time.

               6. The Distributor agrees to submit to the Fund, prior to its use, the form of all sales literature proposed to be generally disseminated by or for the Distributor, all advertisements proposed to be used by the Distributor, all sales literature or advertisements prepared by or for the Distributor for such dissemination or for use by others in connection with the sale of the Series' shares, and the form of dealers' sales contract the Distributor intends to use in connection with sales of the Series' shares. The Distributor also agrees that the Distributor will submit such sales literature and advertisements to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. The Distributor agrees not to use such form of dealers' sales contract or to use or to permit others to use such sales literature or advertisements without the written consent of the Fund if any regulatory agency expresses objection thereto or if the Fund delivers to the Distributor a written objection thereto.

               7. The purchase price of each share sold hereunder shall be the offering price per share mutually agreed upon by the parties hereto, and as described in the Fund's Prospectuses, as amended from time to time, determined in accordance with any applicable provision of law, the provisions of its Articles of Incorporation and the Conduct Rules of the National Association of Securities Dealers, Inc.

               8. The responsibility of the Distributor hereunder shall be limited to the promotion of sales of Series' shares. The Distributor shall undertake to promote such sales solely as agent of the Fund, and shall not purchase or sell such shares as principal. Orders for Series' shares and payment for such orders shall be directed to the Fund's agent, Delaware Service Company, Inc. for acceptance on behalf of the Fund. The Distributor is not empowered to approve orders for sales of Series' shares or accept payment for such orders. Sales of Series' shares shall be deemed to be made when and where accepted by Delaware Service Company, Inc. on behalf of the Fund.

               9. With respect to the apportionment of costs between the Fund and the Distributor of activities with which both are concerned, the following will apply:

                    (a) The Fund and the Distributor will cooperate in preparing the Registration Statements, the Prospectuses, the Statement of Additional Information, and all amendments, supplements and replacements thereto. The Fund will pay all costs incurred in the preparation of the Fund's Registration Statement, including typesetting, the costs incurred in printing and mailing Prospectuses and Annual, Semi-Annual and other financial reports to its own shareholders and fees and expenses of counsel and accountants.

                    (b) The Distributor will pay the costs incurred in printing and mailing copies of Prospectuses to prospective investors.

                    (c) The Distributor will pay advertising and promotional expenses, including the costs of literature sent to prospective investors.

                    (d) The Fund will pay the costs and fees incurred in registering or qualifying the Series' shares with the various states and with the SEC.

                    (e) The Distributor will pay the costs of any additional copies of Fund financial and other reports and other Fund literature supplied to the Distributor by the Fund for sales promotion purposes.

               10. The Distributor may engage in other business, provided such other business does not interfere with the performance by the Distributor of its obligations under this Agreement.

               11. The Fund agrees to indemnify, defend and hold harmless from the assets of the Series the Distributor and each person, if any, who controls the Distributor within the meaning of
                    Section 15 of the Securities Act of 1933, from and against any and all losses, damages, or liabilities to which, jointly or severally, the Distributor or such controlling person may become subject, insofar as the losses, damages or liabilities arise out of the performance of its duties hereunder, except that the Fund shall not be liable for indemnification of the Distributor or any controlling person thereof for any liability to the Fund or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties under this Agreement.

               12. Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at its address shown below during regular business hours, or if sent to that party by registered mail or by prepaid telegram filed with an office or with an agent of Westem Union or another nationally recognized telegraph service, in all cases within the time or times herein prescribed, addressed to the recipient at 1818 Market Street, Philadelphia, Pennsylvania 19103, or at such other address as the Fund or the Distributor may designate in writing and furnish to the other.

               13. This Agreement shall not be assigned, as that term is defined in the Investment Company Act of 1940, by the Distributor and shall terminate automatically in the event of its attempted assignment by the Distributor. This Agreement shall not be assigned by the Fund without the written consent of the Distributor signed by its duly authorized officers and delivered to the Fund. Except as specifically provided in the indemnification provision contained in Paragraph 11 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

              14.  (a)   This Agreement shall remain in force for a period
                         of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Series and only if the terms and the renewal thereof have been approved by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                    (b) The Distributor may terminate this Agreement on written notice to the Fund at any time in case the effectiveness of the Registration Statement shall be suspended, or in case Stop Order proceedings are initiated by the SEC in respect of the Registration Statement and such proceedings are not withdrawn or terminated within thirty days. The Distributor may also terminate this Agreement at any time by giving the Fund written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to the Fund.

                    (c) The Fund may terminate this Agreement at any time on at least thirty days prior written notice to the Distributor (1) if proceedings are commenced by the Distributor or any of its partners for the Distributor's liquidation or dissolution or the winding up of the Distributor's affairs; (2) if a receiver or trustee of the Distributor or any of its property is appointed and such appointment is not vacated within thirty days thereafter; (3) if, due to any action by or before any court or any federal or state commission, regulatory body, or administrative agency or other governmental body, the Distributor shall be prevented from selling securities in the United States or because of any action or conduct on the Distributor's part, sales of the shares are not qualified for sale. The Fund may also terminate this Agreement at any time upon prior written notice to the Distributor of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to the Distributor.


               15. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

               16. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.


                                      DELAWARE DISTRIBUTORS, L.P.

                                      By: DELAWARE DISTRIBUTORS, INC.,
                                              General Partner


Attest:


/s/ Eric E. Miller                    By: /s/ Bruce D. Barton
------------------------                  -------------------------------
Name:  Eric E. Miller                      Name:  Bruce D. Barton
Title: Assistant Secretary                 Title: President and Chief Executive
                                                  Officer


                                      DELAWARE GROUP GLOBAL &
                                              INTERNATIONAL FUNDS, INC.
                                              for the INTERNATIONAL SMALL CAP
                                              SERIES

Attest:


/s/ Richelle S. Maestro               By: /s/ David K. Downes
--------------------------                -------------------------------
Name:  Richelle S. Maestro                Name:  David K. Downes
Title: Assistant Secretary                Title: Executive Vice President/
                                                 Chief Financial Officer/
                                                 Chief Operating Officer

                                                                       EXHIBIT A

                                DISTRIBUTION PLAN

                DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.

                         INTERNATIONAL SMALL CAP SERIES

                      INTERNATIONAL SMALL CAP FUND A CLASS

         The following Distribution Plan (the "Plan") has been adopted pursuant to Rule l2b-1 under the Investment Company Act of 1940 (the "Act") by Delaware Group Global & International Funds, Inc. (the "Fund"), for the International Small Cap Series (the "Series") on behalf of the International Small Cap Fund A Class ("Class"), which Fund, Series and Class may do business under these or such other names as the Board of Directors of the Fund may designate from time to time. The Plan has been approved by a majority of the Board of Directors, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Directors"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Directors included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Series and shareholders of the Class. The Plan has been adopted prior to any public offering of the Class.

         The Fund is a corporation organized under the laws of the State of Maryland, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Investment Advisers Ltd. ("Delaware International") serves as the Series' investment adviser and manager pursuant to an Investment Management Agreement and Delaware Management Company, Inc. serves as sub-adviser under a Sub-Advisory Agreement with Delaware International. Delaware Service Company, Inc. serves as the Series' shareholder servicing, dividend disbursing and transfer agent. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Fund on behalf of the Series ("Distribution Agreement").

         The Plan provides that:

         1. The Fund shall pay to the Distributor a monthly fee not to exceed 0.30% (3/10 of 1%) per annum of the Series' average daily net assets represented by shares of the Class (the "Maximum Amount") as may be determined by the Fund's Board of Directors from time to time. Such monthly fee shall be reduced by the aggregate sums paid by the Fund on behalf of the Series to persons other than broker-dealers (the "Service Providers") who may, pursuant to servicing agreements, provide to the Series services in the Series' marketing of shares of the Class.

         2. (a) The Distributor shall use the monies paid to it pursuant to paragraph 1 above to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of Class shares and, where suitable and appropriate, the retention of Class shares by shareholders.

         (b) The Service Providers shall use the monies paid respectively to them to reimburse themselves for the actual costs they have incurred in confirming that their customers have received the Prospectus and Statement of Additional Information, if applicable, and as a fee for (1) assisting such customers in maintaining proper records with the Fund, (2) answering questions relating to their respective accounts, and (3) aiding in maintaining the investment of their respective customers in the Class.

         3. The Distributor shall report to the Fund at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Fund monthly and in writing of the amounts each claims under the Plan; both the Distributor and the Service Providers shall furnish the Board of Directors of the Fund with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers, respectively, in order to enable the Board to make an informed determination of the amount of the Fund's payments and whether the Plan should be continued.

         4. The officers of the Fund shall furnish to the Board of Directors of the Fund, for their review, on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

         5. This Plan shall take effect at such time as the Distributor shall notify the Fund in writing of the commencement of the Plan (the "Commencement Date"); thereafter, the Plan shall continue in effect for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Fund, and of the non-interested Directors, cast in person at a meeting called for the purpose of voting on such Plan.

         6. (a) The Plan may be terminated at any time by vote of a majority of the non-interested Directors or by vote of a majority of the outstanding voting securities of the Class.

         (b) The Plan may not be amended to increase materially the amount to be spent for distribution pursuant to paragraph 1 hereof without approval by the shareholders of the Class.

         7. All material amendments to this Plan shall be approved by the non-interested Directors in the manner described in paragraph 5 above.

         8. So long as the Plan is in effect, the selection and nomination of the Fund's non-interested Directors shall be committed to the discretion of such non-interested Directors.

         9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

         This Plan shall take effect on the Commencement Date, as previously defined.

July 21, 1997

                                                                       EXHIBIT B


                                DISTRIBUTION PLAN

                DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.

                         INTERNATIONAL SMALL CAP SERIES

                      INTERNATIONAL SMALL CAP FUND B CLASS


         The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by Delaware Group Global & International Funds, Inc. (the "Fund"), for the International Small Cap Series (the "Series") on behalf of the International Small Cap Fund B Class (the "Class"), which Fund, Series and Class may do business under these or such other names as the Board of Directors of the Fund may designate from time to time. The Plan has been approved by a majority of the Board of Directors, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Directors"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Directors included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Series and shareholders of the Class. The Plan has been adopted prior to any public offering of the Class.

         The Fund is a corporation organized under the laws of the State of Maryland, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Investment Advisers Ltd. ("Delaware International") serves as the Series' investment adviser and manager pursuant to an Investment Management Agreement and Delaware Management Company, Inc. serves as sub-adviser under a Sub-Advisory Agreement with Delaware International. Delaware Service Company, Inc. serves as the Series' shareholder servicing, dividend disbursing and transfer agent. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Fund on behalf of the Series ("Distribution Agreement").

         The Plan provides that:

         1. (a) The Fund shall pay to the Distributor a monthly fee not to exceed 0.75% (3/4 of 1%) per annum of the Series' average daily net assets represented by shares of the Class as may be determined by the Fund's Board of Directors from time to time.

         (b) In addition to the amounts described in (a) above, the Fund shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed 0.25%

(1/4 of 1%) per annurn of the Series' average daily net assets represented by shares of the Class, as a service fee pursuant to dealer or servicing agreements.

         2. (a) The Distributor shall use the monies paid to it pursuant to paragraph 1(a) above to assist in the distribution and promotion of shares of the Class. Payments made to the Distributor under the Plan may be used for, among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports used for sales purposes, as well as compensation related to sales and marketing personnel, and holding special promotions. In addition, such fees may be used to pay for advancing the commission costs to dealers with respect to the sale of Class shares.

         (b) The monies to be paid pursuant to paragraph 1(b) above shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include confirming that customers have received the Prospectus and Statement of Additional Information, if applicable; assisting such customers in maintaining proper records with the Fund; answering questions relating to their respective accounts; and aiding in maintaining the investment of their respective customers in the Class.

         3 . The Distributor shall report to the Fund at least monthly on the amount and the use of the monies paid to it under paragraph 1(a) above. In addition, the Distributor and others shall inform the Fund monthly and in writing of the amounts paid under paragraph 1(b) above; both the Distributor and any others receiving fees under the Plan shall furnish the Board of Directors of the Fund with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and others in order to enable the Board to make an informed determination of the amount of the Fund's payments and whether the Plan should be continued.

         4. The officers of the Fund shall furnish to the Board of Directors of the Fund, for their review, on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

         5. This Plan shall take effect at such time as the Distributor shall notify the Fund of the commencement of the Plan (the "Commencement Date"); thereafter, the Plan shall continue in effect for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Fund, and of the non-interested Directors, cast in person at a meeting called for the purpose of voting on such Plan.

         6. (a) The Plan may be terminated at any time by vote of a majority of the non-interested Directors or by vote of a majority of the outstanding voting securities of the Class.

         (b) The Plan may not be amended to increase materially the amount to be spent for distribution pursuant to paragraph 1 hereof without approval by the shareholders of the Class.

         7. All material amendments to this Plan shall be approved by the non-interested Directors in the manner described in paragraph 5 above.

         8. So long as the Plan is in effect, the selection and nomination of the Fund's non-interested Directors shall be committed to the discretion of such non-interested Directors.

         9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

         This Plan shall take effect on the Commencement Date, as previously defined.



July 21, 1997

                                                                       EXHIBIT C


                                DISTRIBUTION PLAN

                DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.

                         INTERNATIONAL SMALL CAP SERIES

                      INTERNATIONAL SMALL CAP FUND C CLASS


         The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by Delaware Group Global & International Funds, Inc. (the "Fund"), for the International Small Cap Series (the "Series") on behalf of the International Small Cap Fund C Class (the "Class"), which Fund, Series and Class may do business under these or such other names as the Board of Directors of the Fund may designate from time to time. The Plan has been approved by a majority of the Board of Directors, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Directors"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Directors included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Series and shareholders of the Class. The Plan has been adopted prior to any public offering of the Class.

         The Fund is a corporation organized under the laws of the State of Maryland, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Investment Advisers Ltd. ("Delaware International") serves as the Series' investment adviser and manager pursuant to an Investment Management Agreement and Delaware Management Company, Inc. serves as sub-adviser under a Sub-Advisory Agreement with Delaware International. Delaware Service Company, Inc. serves as the Series' shareholder servicing, dividend disbursing and transfer agent. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Fund on behalf of the Series ("Distribution Agreement").

         The Plan provides that:

         1. (a) The Fund shall pay to the Distributor a monthly fee not to exceed 0.75% (3/4 of 1%) per annum of the Series' average daily net assets represented by shares of the Class as may be determined by the Fund's Board of Directors from time to time.

         (b) In addition to the amounts described in paragraph 1(a) above, the Fund shall pay: (i) to the Distributor for payment to dealers or others or (ii) directly to others, an amount not to exceed

0.25% (1/4 of 1%) per annum of the Series, average daily net assets represented by shares of the Class, as a service fee pursuant to dealer or servicing agreements.

         2. (a) The Distributor shall use the monies paid to it pursuant to paragraph 1(a) above to assist in the distribution and promotion of shares of the Class. Payments made to the Distributor under the Plan may be used for, among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports used for sales purposes, as well as compensation related to sales and marketing personnel, and holding special promotions. In addition, such fees may be used to pay for advancing the commission costs to dealers with respect to the sale of Class shares.

         (b) The monies to be paid pursuant to paragraph 1(b) above shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include confirming that customers have received the Prospectus and Statement of Additional Information, if applicable; assisting such customers in maintaining proper records with the Fund; answering questions relating to their respective accounts; and aiding in maintaining the investment of their respective customers in the Class.

         3 . The Distributor shall report to the Fund at least monthly on the amount and the use of the monies paid to it under paragraph 1(a) above. In addition, the Distributor and others shall inform the Fund monthly and in writing of the amounts paid under paragraph 1(b) above; both the Distributor and any others receiving fees under the Plan shall furnish the Board of Directors of the Fund with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and others in order to enable the Board to make an informed determination of the amount of the Fund's payments and whether the Plan should be continued.

         4. The officers of the Fund shall furnish to the Board of Directors of the Fund, for their review, on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

         5. This Plan shall take effect at such time as the Distributor shall notify the Fund of the commencement of the Plan (the "Commencement Date"); thereafter, the Plan shall continue in effect for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Fund, and of the non-interested Directors, cast in person at a meeting called for the purpose of voting on such Plan.

         6. (a) The Plan may be terminated at any time by vote of a majority of the non-interested Directors or by vote of a majority of the outstanding voting securities of the Class.

         (b) The Plan may not be amended to increase materially the amount to be spent for distribution pursuant to paragraph 1 hereof without approval by the shareholders of the Class.

         7. All material amendments to this Plan shall be approved by the non-interested Directors in the manner described in paragraph 5 above.

         8. So long as the Plan is in effect, the selection and nomination of the Fund's non-interested Directors shall be committed to the discretion of such non-interested Directors.

         9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

         This Plan shall take effect on the Commencement Date, as previously defined.



July 21, 1997